Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO INTERNATIONAL REPORTS RECORD FIRST QUARTER 2007 RESULTS

Dallas, Texas, April 24, 2007 ... ENSCO International Incorporated (NYSE: ESV) reported net income increased by 55% in the quarter ended March 31, 2007, to $232.3 million ($1.54 per diluted share) on revenues of $514.1 million, as compared to net income of $149.8 million ($0.97 per diluted share) on revenues of $381.6 million for the quarter ended March 31, 2006.

The average day rate for ENSCO's jackup rig fleet for the quarter ended March 31, 2007, increased by 29% to $133,200, as compared to $103,400 in the prior year quarter. Utilization of the Company's jackup fleet increased to 93% in the most recent quarter, as compared to 91% in the quarter ended March 31, 2006.

The Company repurchased 2.5 million shares of its common stock during the first quarter of 2007 at a total cost of $127.6 million, or an average price of $51.05 per share, as part of a $500 million share repurchase authorization. Under the program that commenced late in the first quarter of 2006, ENSCO has repurchased 6.0 million common shares at a total cost of $287.6 million, or an average price of $48.25 per share, through the first quarter of 2007.

Dan Rabun, President and Chief Executive Officer of ENSCO, commented on the Company's current results and outlook: "We are pleased to report another record quarter. Jackup day rates increased in all major markets, which contributed to the sequential and year-over-year improvement in our first quarter results. During the quarter, we completed construction of ENSCO 108, our tenth new ultra-high specification jackup added to our rig fleet since 1999. The rig will soon mobilize to Indonesia under a term commitment.

"Our three ongoing new rig construction projects are on schedule and within budget. Deliveries of ENSCO 8500 and ENSCO 8501, two ultra-deepwater semisubmersible rigs, are expected in the second quarter of 2008 and first quarter of 2009, respectively. Both rigs are being built against firm multi-customer long-term drilling contracts. ENSCO 8502, our third 8500 Series™ rig, is scheduled for delivery in late 2009.

"We expect to complete enhancement and international outfitting work on ENSCO 83 next month, and have elected to proceed with a similar project on another of our 250' Gulf of Mexico jackup rigs, ENSCO 93. The rig is expected to enter a shipyard in early June 2007 for approximately seven months of work. With the addition of the ENSCO 93 project, we estimate that we will incur approximately 350 shipyard days in 2007.

"We remain positive on our markets, and expect increasing international activity to continue to require additional rigs. ENSCO 105 is currently en route from the Gulf of Mexico to Tunisia to commence its 18-month contract, and we continue to evaluate other international opportunities.

"In the Gulf of Mexico, rates appear to have stabilized, although the dynamics of the market have not changed and visibility remains limited. With regard to the North Sea, we recently committed two jackup rigs at or close to leading edge day rates in continuation of programs that mature this summer. In the Asia Pacific market, we also committed two rigs in direct continuation of their current contracts at substantially higher rates.

"We expect 2007 will be another record year for ENSCO. Higher average day rates and an increase in rig operating days with the addition of ENSCO 108 should contribute to significant earnings improvement in 2007."

The Company's Board of Directors has set the time and date for the ENSCO 2007 Annual Meeting of Stockholders at 10:00 a.m. C.D.T., on May 22, 2007, at Hotel Crescent Court, Four Hundred Crescent Court, Dallas, TX 75201. Holders of record as of the close of business on March 26, 2007, will be entitled to vote at the meeting.

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to future earnings expectations, trends in day rates, utilization or rig relocations, future rig rates or utilization, rig enhancement, shipyard work completion, and contract commitments, the period of time and number of rigs that will be in a shipyard, scheduled delivery dates for new rigs, market trends, expectations, outlook or conditions for 2007 and beyond. It is important to note that our actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, including hazards created by severe storms and hurricanes, (v) risks associated with offshore rig operations or, rig relocations in general, and in foreign jurisdictions in particular, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) changes in the dates our rigs undergoing shipyard construction work, repairs or enhancement will enter a shipyard, return to or enter service, (viii) risks inherent to domestic and foreign shipyard rig construction, rig repair or rig enhancement, (ix) unavailability of transport vessels to relocate rigs, (x) environmental or other liabilities, risks, or losses including hurricane related equipment damage, loss or wreckage or debris removal in the U.S. Gulf of Mexico, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xi) the impact of current and future laws and government regulation affecting the oil and gas industry in general including taxation, our operations in particular, as well as repeal or modification of same, (xii) political and economic uncertainty, (xiii) limited availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or removal of wreckage or debris, (xiv) self-imposed or regulatory limitations on jackup rig drilling locations in the Gulf of Mexico during hurricane season, (xv) our availability to attract and retain skilled or other personnel, (xvi) excess rig availability or supply resulting from delivery of new drilling units, (xvii) heavy concentration of our rig fleet in premium jackups, (xviii) terrorism or military action impacting our operations or financial performance, and (xix) other risks described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com.

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All information in this press release is as of April 24, 2007. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Time on Tuesday, April 24, 2007, to discuss its first quarter 2007 results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing (719) 457-2727. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 24 hours after the call by dialing (719) 457-0820 (access code 5598444). A transcript of the call and access to a replay or MP3 download can be found on-line on the ENSCO web site www.enscous.com in the Investors Section.

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2007	2006

OPERATING REVENUES	$514.1	$381.6

OPERATING EXPENSES
Contract drilling	162.8	127.9
Depreciation and amortization	45.1	42.0
General and administrative	16.0	10.4

	223.9	180.3

OPERATING INCOME	290.2	201.3

OTHER INCOME (EXPENSE)
Interest income	6.2	2.3
Interest expense, net	(1.1)	(4.2)
Other, net	4.5	(1.7)

	9.6	(3.6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	299.8	197.7

PROVISION FOR INCOME TAXES	67.5	53.5

INCOME FROM CONTINUING OPERATIONS	232.3	144.2

DISCONTINUED OPERATIONS, NET	--	5.0

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	--	0.6

NET INCOME	$232.3	$149.8

EARNINGS PER SHARE - BASIC
Continuing operations	$ 1.55	$ 0.94
Discontinued operations	--	0.03
Cumulative effect of accounting change	--	--

	$ 1.55	$ 0.98

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 1.54	$ 0.94
Discontinued operations	--	0.03
Cumulative effect of accounting change	--	--

	$ 1.54	$ 0.97

AVERAGE COMMON SHARES OUTSTANDING
Basic	149.9	152.9
Diluted	150.7	153.7
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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	March 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 620.4	$ 565.8
Accounts receivable, net	385.5	338.8
Other	80.6	82.6

Total current assets	1,086.5	987.2

PROPERTY AND EQUIPMENT, NET	3,035.5	2,960.4

GOODWILL	336.2	336.2

OTHER ASSETS, NET	51.8	50.6

	$4,510.0	$4,334.4

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 258.3	$ 217.8
Current maturities of long-term debt	167.1	167.1

Total current liabilities	425.4	384.9

LONG-TERM DEBT	308.5	308.5

DEFERRED INCOME TAXES	349.5	356.5

OTHER LIABILITIES	82.2	68.5

STOCKHOLDERS' EQUITY	3,344.4	3,216.0

	$4,510.0	$4,334.4

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2007	2006

OPERATING ACTIVITIES
Net income	$232.3	$149.8
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	45.1	42.0
Changes in working capital and other	2.3	25.3

Net cash provided by operating activities of continuing operations	279.7	217.1

INVESTING ACTIVITIES
Additions to property and equipment	(106.0)	(245.4)
Other	1.6	11.2

Net cash used in investing activities	(104.4)	(234.2)

FINANCING ACTIVITIES
Repurchase of common stock	(127.6)	(11.7)
Cash dividends paid	(3.8)	(3.9)
Proceeds from exercise of stock options	9.8	12.9
Other	0.9	0.8

Net cash used in financing activities	(120.7)	(1.9)

Effect of exchange rate fluctuations on cash and cash equivalents	--	0.7
Net cash provided by operating activities of discontinued operations	--	0.9

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	54.6	(17.4)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	565.8	268.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$620.4	$251.1

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ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			Fourth
	First Quarter		Quarter
	2007	2006	2006

Contract drilling
Average day rates
Jackup rigs
Asia Pacific	$120,728	$ 80,383	$ 96,503
Europe/Africa	182,536	134,061	158,551
North and South America	117,858	115,960	114,132

Total jackup rigs	133,238	103,379	116,358
Semisubmersible rig - N. America	195,740	189,191	195,292
Barge rig - Asia Pacific	56,509	55,870	57,500

Total	$132,843	$104,913	$116,780

Utilization
Jackup rigs
Asia Pacific	99%	96%	99%
Europe/Africa	95%	100%	100%
North and South America	85%	81%	90%

Total jackup rigs	93%	91%	96%
Semisubmersible rig - N. America	97%	59%	96%
Barge rig - Asia Pacific	100%	100%	98%

Total	93%	90%	96%

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